P01000094669

STEVEN L. PRISKIE
440 South Federal Highway, Suite 104
Deerfield Beach, Florida 33441
(954) 725-5570

FILED
01 SEP 24 PM 3:59
SECRETARY OF STATE
TALLAHASSEE FLORIDA

September 21, 2001

400004608314--9
-09/24/01--01097--011
*****78.75 *****78.75

Secretary of State
State of Florida
Division of Corporations
The Capitol
Tallahassee, FL 32304

Gentlemen:

Enclosed please find two (2) original sets of the Articles of Incorporation of EXA, INC. for filing.

The filing fee in the amount of $78.75 is also enclosed. Please return a certified copy of the Articles of Incorporation to my office.

Should there be any questions, please do not hesitate to contact the undersigned.

Very truly yours,

Steven L. Priskie

By: Steven L. Priskie
Steven L. Priskie

Enclosures

6 Days 9/26/01

ARTICLES OF INCORPORATION
OF
EXA, INC.

FILED
01 SEP 24 PM 3:59
SECRETARY OF STATE

The undersigned, acting as Incorporator(s) for the purpose of becoming a corporation under the Florida Business Corporation Act, as it now exists or may be amended, adopt(s) the following Articles of Incorporation for such corporation:

ARTICLE I

Name: The name of this Corporation shall be:

EXA, INC.

and its mailing address shall be:

440 South Federal Highway, Suite 104
Deerfield Beach, FL 33441

ARTICLE II

Duration. This Corporation shall have perpetual existence, commencing on the subscription and acknowledgment of these Articles, except that in the event the Articles are not files with the Secretary of State within five (5) days, exclusive of legal holidays, after subscription and acknowledgment hereof, corporate existence shall begin on the date these Articles are filed with the Secretary of State.

ARTICLE III

Purpose. The general nature and purpose of the business to be transacted, promoted and carried on, is to do any and all things hereinafter mentioned, as fully and to the same effect and extent as natural persons might or could do, viz:

A. Pursuant to the laws of the State of Florida, to conduct and transact any and all lawful business. No other purpose limits this general purpose in any way.

B. To do such other things as are incidental to the purposes of the Corporation or necessary or desirable in order to accomplish them.

ARTICLE IV

Capital Stock. This Corporation is authorized to issue 20,000,000 (twenty million) shares of $0.001 par value capital common stock which shall be designated "common stock." This Corporation is authorized to issue 2,000,000 (two million) shares of $0.001 par value capital preferred stock which shall be designated "preferred stock." The sum of the par value of all shares of said capital stock of the Corporation that have been issued shall be the stated capital of the Corporation at any particular time.

ARTICLE V

Voting Rights. Except as otherwise provided by law, the entire voting power for the election of Directors, and for all other purposes, shall be vested exclusively in the holders of the outstanding common shares.

ARTICLE VI

Designation of Series. Preferred shares may be issued from time to time in series. All preferred shares shall be of equal rank and identical, except in respect to the particulars that may be fixed by the Board of Directors herein. The Board of Directors are authorized and required to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series set forth below:

A. The distinctive designation of all series and the number of shares which shall constitute such series.

B. The redemption price or prices, if any, for the shares of each, any or all series.

C. The annual rate of dividends payable on the shares of all series and the time and manner of payment.

D. The obligation, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares.

E. The rights, if any, of the shareholders of shares of each series to convert such shares into common shares and the terms and conditions of such conversion.

ARTICLE VII

Dividends. The holders of the outstanding capital stock shall be entitled to receive, when and as declared by majority vote of the Board of Directors, dividends payable either in cash, in property, or in shares of capital stock of the Corporation.

ARTICLE VIII

Powers. This Corporation shall have all those rights, powers and duties as delineated in Florida Statutes, Chapter 607, as it now exists or may hereafter be amended; including, but not limited to, the following general powers:

A. To have perpetual succession by its corporate name unless a limited period of duration is stated in its Articles of Incorporation.

B. To sue and be sued, complain and defend its corporate name in all actions or proceedings.

C. To have a corporate seal, which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed, affixed, or in any other manner reproduced.

D. To purchase, take receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal in and with real or personal property or any interest therein, wherever situated.

E. To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets.

F. To lend money to, use its credit to assist its officers and employees in accordance with Florida Statutes Chapter 607.0833, as it now exists or may hereafter be amended.

G. To make contracts and guarantees and incur liabilities, borrow money at such rates as the Corporation may determine, issue its note or bonds.

H. To conduct business, carry on its operations, and have offices and exercise the powers granted aby this act within or without this State.

I. To elect or appoint officers and agents for the Corporation and define their duties and fix their compensation.

J. To make and alter By-Laws, not inconsistent with its Articles of Incorporation or with the laws of this State, for the administration and regulation of the affairs of the Corporation.

K. To have and exercise all powers necessary or convenient to effect its purposes.

ARTICLE IX

Initial Board of Directors. This Corporation shall have one (1) Director initially. The number of Directors may be increased from time to time by the By-Laws, but shall never be less than one (1). The name of the initial Director of this Corporation is:

Steven L. Priskie

ARTICLE X

Incorporator(s). The name and address of the person signing Articles is:

Steven L. Priskie

440 South Federal Highway, Suite 104
Deerfield Beach, FL 33441

ARTICLE XI

Indemnification. The Corporation shall indemnify any Officer or Director, including former Officers and Directors, in the manner set out and provided for pursuant to the provisions of Section 607.0850 of the Florida Statutes, as amended.

ARTICLE XII

Amendment. This Corporation reserves the right to repeal any provisions contained in these Articles of Incorporation or any amendment hereto, and any right conferred upon the Shareholders is subject to this reservation.

ARTICLE XIII

Initial Registered Office and Agent. The name and street address of the Initial Registered Agent and Office of this Corporation is as follows: Steven I. Priskie, 440 South Federal Highway, Suite 104, Deerfield Beach, FL 33441

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 21st day of September, 2001.

Steven L. Priskie

STATE OF FLORIDA)
) SS.
COUNTY OF BROWARD)

BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Steven L. Priskie, known to me, and known by me to be the person who executed the foregoing Articles of Incorporation, and she acknowledged before me that she executed these Articles of Incorporation.

I have hereunto set my hand and affixed my official seal in the State and County aforesaid on this 21st day of September, 2001.

Notary Public
State of Florida at Large

My Commission Expires: CC 970042
1-24-2005

ROBERT J. CARROLL
MY COMMISSION # CC 970042
EXPIRES: January 24, 2005
Bonded Thru Notary Public Underwriters

ACCEPTANCE OF DESIGNATION
REGISTERED AGENT/REGISTERED OFFICE

I, the undersigned person, having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this statement, hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provision of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Steven L. Priskie
Steven L. Priskie

Date: 9/21/01

FILED
01 SEP 24 PM 3:59
SECRETARY OF STATE
TALLAHASSEE FLORIDA